Exhibit 10.1

[***] =	Certain confidential information contained in this document, marked by bracketed asterisks, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.

EXPEDITION AGREEMENT

This Expedition Agreement (“this Agreement”), dated May 15, 2008, is entered into by and between JWM Productions, LLC (“JWM”) and Odyssey Marine Exploration, Inc. (“OME”), with reference to the following facts:

A.	OME is engaged in the archaeologically-sensitive exploration and recovery of shipwrecks throughout the world, utilizing innovative methods and state-of-the-art technology to conduct extensive deep ocean search and recovery operations; and

B.	JWM desires to develop and produce programming about OME’s research and recovery operations.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, JWM and OME hereby agree as follows:

1.	CONDITIONS PRECEDENT: All of the parties’ respective obligations hereunder are subject to and conditioned upon the following (collectively, the “Conditions Precedent”):

(a)	the full execution of this Agreement and each contracting party’s receipt of the fully executed Agreement;

(b)	the full execution and each contracting party’s receipt of the fully executed separate confidential agreement between JWM and OME (the “Special Project Program Agreement”) pursuant to which OME grants to JWM the exclusive right to produce and exploit a non-fiction television program (the “Special Project Program”) about the particular OME project described in such confidential agreement;

(c)	the full execution and each contracting party’s receipt of the fully executed agreement (the “Network Agreement’) between JWM and a television network mutually approved by JWM and OME (the “Network”, Discovery Channel being hereby pre-approved) with respect to the production and exploitation of the Special Project Program and the Atlas Expedition Series (defined below); and

(d)	JWM’s receipt of written confirmation from the Network that the Network has approved the terms of this Agreement and the Special Project Program Agreement.

2.	CERTAIN DEFINED TERMS

As used herein:

(a)	“Initial Term” means the twelve (12) month period commencing on the date on which all Conditions Precedent are satisfied.

(b)	Unless sooner terminated pursuant to the provisions hereof, “Term” means the Initial Term and any and all extension(s) thereof pursuant to Paragraph 3 below.

(c)	“Contract Year” means each of the Initial Term and every twelve (12) consecutive month period, if any, by which the Term is extended pursuant to Paragraph 3 below.

(d)	“Odyssey Explorer” means OME’s 251 foot Bahamas-flagged vessel used as a deep ocean archaeological platform.

(e)	“Ocean Alert” means OME’s Panama-flagged survey ship.

(f)	“Atlas Search Area” means the [***] and the [***] to the [***] including the area to the [***] of the [***].

(g)	“Odyssey Vessels” means the Odyssey Explorer, Ocean Alert and any other ships and/or vessels deployed by OME for search and/or recovery operations in the Atlas Search Area during the Term.

(h)	“Expeditions” means all expeditions undertaken during the Term by OME to travel to, search for, explore and/or recover shipwrecks anywhere in the world for which OME owns or controls the media rights.

(i)	“Atlas Expeditions” means Expeditions undertaken in the Atlas Search Area.

(j)	“Prior Atlas Sites” means (i) the shipwreck sites described in Exhibit B attached hereto and incorporated by reference and (ii) any additional shipwreck sites in the Atlas Search Area discovered by OME during the Term.

(k)	“Atlas Season” means the period each year (approximately mid-[***] until the end of [***]) during which weather conditions permit OME to conduct Atlas Expeditions.

(l)	“Atlas Expedition Days” means 24-hour filming days during Atlas Expeditions during which JWM has exclusive use of the Odyssey Vessels for the purpose of filming Atlas Expeditions to Prior Atlas Sites and ship transit time to those sites. Atlas Expedition Days and Atlas Support Days will be scheduled in advance between JWM production management and Odyssey vessel management. At the end of each Atlas Expedition Day, the OME and JWM project managers on board the Odyssey Vessels shall jointly identify and report to OME and JWM management any changes in status of scheduled days and any changes in the assumptions upon which the Projected Annual Fee for the applicable Contract Year was based (e.g., the assumptions set forth in the attached Exhibit A for the first Contract Year).

(m)	“Atlas Support Days” means 24-hour filming days during Atlas Expeditions during which JWM has access to the Odyssey Vessels and may use the Odyssey Vessels to film activities on and around the Odyssey Vessels to support the telling of the story of each shipwreck filmed during the Atlas Expedition Days (e.g., filming interviews with historical experts JWM chooses to bring on board the Odyssey Vessels, forensic analysis of artifacts recovered from shipwreck sites visited during the Atlas Expedition Days and other filming JWM may determine is necessary to complete successfully its filming obligation to the Network).

(n)	“Atlas Tag Along Days” means 24-hour filming days during Atlas Expeditions during which JWM is only filming OME activities and has no control over the direction of the Odyssey Vessels.

(o)	“Atlas Expedition Series” means the series of non-fiction television programs tentatively entitled “[***]” to be produced by JWM that will, among other things, follow operations aboard the Odyssey Vessels during Atlas Expeditions. For purposes of this Agreement, the Atlas Expedition Series will be deemed to include: (i) all episodes, elements, versions (e.g., different formats) and variations of the Atlas Expedition Series and all sequels, prequels, remakes and other derivative works based thereon, including, but not limited to, any “specials” such as “recap” programming and thematic program episodes about Atlas Expeditions (it being acknowledged by OME that the Atlas Expedition Series or such derivative works may include “making of” types of material, including, but not limited to, interviews with OME personnel and other publicity and biographical materials of OME and its personnel), including their titles; and (ii) publicity and promotion associated with (i) above (including, but not limited to, on JWM’s, the Network’s and their licensees’, successors’ and assigns’ websites, weblogs and videologs).

(p)	“Prior Wreck Coordinates” means the coordinates for the Prior Atlas Sites filmed during the Atlas Expedition Days.

(q)	“Permitted OME Programming” means footage relating to the Atlas Expeditions owned by OME and footage owned by JWM that was shot prior to the execution of this Agreement, the exploitation of which footage during the Term (or outside the Term, as stated elsewhere herein) and, if applicable, the Freeze Period (as defined below) is limited to the following permitted uses, subject to the restrictions set forth below:

(i)	bona fide news coverage of Expeditions, provided that: (A) OME shall during the Term coordinate distribution of any video news release with the Network (which, if the Network requests, shall have the Network logo on it); (B) OME shall not authorize news coverage in excess of five (5) minutes in length by any network during the Term and in excess of fifteen (15) minutes during the Freeze Period, if any; (C) such news coverage shall be subject to the Premier Broadcast Restriction and the Four Year Exclusivity Period (defined below); (D) such news coverage shall not be broadcast on [***] and [***]; and (E) such coverage may include footage filmed by third parties at OME headquarters and other on shore locations and/or with OME personnel;

(ii)	coverage of OME, its subsidiaries, products or exhibits of up to ten (10) minutes during the Term and up to fifteen (15) minutes during the Freeze Period, if any, provided that: (A) such coverage shall not include more than two (2) minutes of stories or footage from the Atlas Expeditions; (B) such coverage shall be subject to the Premier Broadcast Restriction and the Four Year Exclusivity Period (defined below); (C) such coverage shall not be broadcast on [***] and [***]; (D) such coverage may include footage filmed by third parties at OME headquarters and other on shore locations and/or with OME personnel; and (E) such coverage may include other OME footage from OME shipwreck finds prior to March 2007 (i.e. SS Republic, Blue China) that are not used in the Atlas Expedition Series;

(iii)	programming and other materials created by or for OME for OME’s marketing, product development, educational, shareholder communication and exhibition purposes;

(iv)	web content created by or for OME’s websites of less than two (2) minutes;

(v)	OME video games; and

(vi)	any other shooting approved by JWM and the Network;

provided that, notwithstanding anything contained in clauses (i) through (vi) above, inclusive, the exploitation rights of OME for the Permitted OME Programming shall not include: (A) the right to exploit footage filmed in the Atlas Expeditions on broadcast television, the internet or any other media transmitted electronically until the earlier of (i) the Network premier of the Atlas Expedition Series episode(s) that tell the story covered by the subject footage; or (ii) January 1, 2010 (for the first Contract Year; and for each subsequent Contract Year, January 1 during the applicable Contract Year, e.g., for the second Contract Year, January 1, 2011) (“Premier Broadcast Restriction”); and (B) the right to exploit footage aired in the Atlas Expedition Series on broadcast television, the internet, or any other media transmitted electronically for four (4) years from the broadcast of the Atlas Expedition Series (“Four Year Exclusivity Period”). In the event of any conflict between the foregoing definition of “Permitted OME Programming” and the terms of Exhibit C attached hereto and incorporated by reference, the terms of Exhibit C shall prevail.

3.	EXTENSION OF TERM

JWM shall have seven (7) exclusive, irrevocable dependent options (each an “Option”) to extend the Term for one (1) additional, consecutive Contract Year per Option, with each successive Contract Year commencing upon the expiration of the immediately preceding Contract Year. JWM shall exercise each Option, if at all, by giving OME written notice of such exercise prior to the expiration of the then-current Contract Year, provided that the Term and all previously unexercised Options shall automatically terminate and expire immediately upon any election by the Network to cancel the Atlas Expedition Series. Notwithstanding the foregoing, if due to editorial or format changes, the Atlas Expedition Series becomes harmful to the OME brand, OME shall have the right, exercisable upon written notice (a “Rejection Notice”) given to JWM not later than ten (10) days following JWM’s exercise of an Option (the “Rejection Period”), to reject the applicable Term extension and thereby nullify and rescind JWM’s exercise of the Option, subject to the following:

(a)	OME’s failure to give JWM a Rejection Notice prior to the expiration of the ten (10) day Rejection Period shall be deemed to constitute OME’s approval of the extension of the Term for the additional Contract Year, and OME shall not thereafter have the right to nullify or rescind such extension of the Term.

(b)	If OME exercises its right to reject a Term extension (“OME’s Rejection Right”), OME shall not itself distribute, promote, telecast or otherwise exploit, nor authorize any party to distribute, promote, telecast or otherwise exploit, any non-fiction programming about OME’s research and recovery operations anywhere in the world during the four (4) year period commencing on expiration of the Term (the “Freeze Period”) except that during the Freeze Period:

(i)	OME’s research and recovery operations may be the featured subject of a news magazine television program, which, for clarity, may not be broadcast on [***] or [***];

(ii)	OME may authorize the production of non-fiction programming specials, i.e., not a series, provided that JWM is accorded its First and Last Rights (defined below) and provided, further, that the special may not be broadcast on [***] or [***], and the special may not include footage covered by the Premier Broadcast Restriction or Four Year Exclusivity Period; and

(iii)	OME may exploit footage for Permitted OME Programming.

From the end of the four (4) year Freeze Period until the expiration of the seven (7) year period in which JWM retains Options (i.e., the period ending seven years from and after the start date of the Initial Term), OME shall accord JWM rights of first negotiation and last refusal in accordance with Exhibit D attached hereto (“First and Last Rights”) with respect to the production of any non-fiction programming related to OME’s research and recovery operations.

4.	ANNUAL FEES

Upon condition that OME is not in breach or default and fully performs all of OME’s obligations hereunder, and subject to the provisions of subparagraph (f) below and Paragraph 19 below, JWM shall pay to OME the Annual Fee for each Contract Year in accordance with the following:

(a)	As used herein:

(i)	“Atlas Expedition Day Rate” means [***] Dollars ($[***]) per 24-hour Atlas Expedition Day, pro-rated on an hourly basis for partial days.

(ii)	“Atlas Support Day Rate” means [***][***] Dollars ($[***]) per 24-hour Atlas Support Day, pro-rated on an hourly basis for partial days.

(iii)	“Atlas Tag Along Day Rate” means a flat [***] Dollars ($[***]) per Atlas Tag Along Day.

(iv)	“Meal/Lodging Day Rate” means a flat [***] Dollars ($[***]) per day for each JWM crew member provided a berth on board the OME Vessels from time to time during filming of the Atlas Expedition Series not to exceed [***] ([***]) JWM crew members per Odyssey Vessel as indicated in section (v) below.

(v)	“JWM Individual Crew Days” means the aggregate number of days on which a specific individual JMW crew member is provided a berth on board the OME Vessels from time to time during Atlas Expeditions in a given Contract Year. OME agrees to provide berths to up to [***] ([***]) JWM crew members per Odyssey Vessel at a time.

(vi)	“JWM Total Crew Days” means the aggregate number of JWM Individual Crew Days for all JWM crew members who are provided berths on board the OME Vessels from time to time during Atlas Expeditions in a given Contract Year.

If OME’s actual and documented cost of operating the Odyssey Vessels increases by an extraordinary amount from one Contract Year to the next for reasons outside of OME’s control (e.g., due to an extraordinary increase in the cost of fuel, or if an essential Odyssey Vessel is rendered inoperable and OME is required to charter a comparable ship from an unaffiliated third party at a market rate), then the parties will in good faith negotiate a fair and reasonable incremental increase above the general rate of increase of the total amount of the Network-approved production budget.

(b)	“Annual Fee” means, with respect to each Contract Year, aggregate of the following:

(i)	the product of (A) the Atlas Expedition Day Rate multiplied times (B) the number of actual Atlas Expedition Days during the applicable Contract Year; plus

(ii)	the product of (A) the Atlas Support Day Rate multiplied times (B) the number of actual Atlas Support Days during the applicable Contract Year; plus

(iii)	the product of (A) the Atlas Tag Along Day Rate multiplied times (B) the number of actual Atlas Tag Along Days during the applicable Contract Year; plus

(iv)	the product of (A) the Meal/Lodging Day Rate multiplied times (B) the number of actual JWM Total Crew Days during the applicable Contract Year.

(c)	“Projected Annual Fee” means, with respect to each Contract Year, aggregate of the following:

(i)	the product of (A) the Atlas Expedition Day Rate multiplied times (B) the number of estimated Atlas Expedition Days in the Network-approved production budget for the Atlas Expedition Series episodes to be produced during the applicable Contract Year; plus

(ii)	the product of (A) the Atlas Support Day Rate multiplied times (B) the number of estimated Atlas Support Days in the Network-approved production budget for the Atlas Expedition Series episodes to be produced during the applicable Contract Year; plus

(iii)	the product of (A) the Atlas Tag Along Day Rate multiplied times (B) the number of estimated Atlas Tag Along Days in the Network-approved production budget for the Atlas Expedition Series episodes to be produced during the applicable Contract Year; plus

(iv)	the product of (A) the Meal/Lodging Day Rate multiplied times (B) the number of estimated JWM Total Crew Days for Atlas Expeditions during the applicable Contract Year.

Subject to subparagraph (e) below, JWM shall pay to OME the Projected Annual Fee for each Contract Year as an advance against the Annual Fee for such Contract Year.

(d)	For the first Contract Year, the Projected Annual Fee is Two Million One Hundred Seventeen Thousand U.S. Dollars (US$2,117,000), based on the assumptions set forth in the attached Exhibit A, and shall be payable as follows, subject to JWM’s receipt of OME’s invoice for the applicable installment and subject, further, to possible reduction or increase in accordance with subparagraph (e) below:

(i)	Two Hundred Seventy-Five Thousand Dollars ($275,000) on or before June 6, 2008;

(ii)	Seven Hundred Seventy-Five Thousand Dollars ($775,000) on or before July 20, 2008;

(iii)	Six Hundred Ninety Thousand Dollars ($690,000) on or before September 6, 2008;

(iv)	the final balance (including all Additional Fees, if any, pursuant to Paragraph 5 below) within thirty days (30) days following completion of all filming on Odyssey Vessels scheduled during the first Contract Year and based on final reconciliation of all amounts due as contemplated in Paragraph 5 below.

The amount of, and payment schedule for, the Projected Annual Fee for the second and each subsequent Contract Year(s), if any, shall be computed based on the assumptions set forth in the Network-approved production budget for the Atlas Expedition Series episodes to be produced during the applicable Contract Year.

(e)	Notwithstanding the foregoing or anything contained elsewhere herein, if, for any Contract Year, the aggregate amount of Annual Fees accruing to OME hereunder (including any Additional Fees accruing pursuant to Paragraph 5 below) based on the number of actual Atlas Expedition Days, actual Atlas Support Days, actual Atlas Tag Along Days and actual JWM Total Crew Days during the applicable Contract Year is less or more than the Projected Annual Fee for such Contract Year, JWM shall reduce or increase the remaining installment(s) of the Projected Annual Fee to the extent necessary to equal the Annual Fee.

5.	ADDITIONAL FEES

OME shall provide JWM with monthly written reconciliation statements that set forth the actual number of Atlas Expedition Days, Atlas Support Days, Atlas Tag Along Days, JWM Individual Crew Days and JWM Total Crew Days for which Annual Fees have accrued hereunder during the applicable Contract Year, as well as any days described in subparagraph (d) below for which OME seeks to be compensated. Subject to JWM’s receipt and approval of the applicable reconciliation statement, if and to the extent applicable, JWM shall pay to OME any Additional Fees that may accrue during each Contract Year. “Additional Fees” means, with respect to each Contract Year, the aggregate of:

(a)	the product of (i) the Atlas Expedition Day Rate multiplied times (ii) the number of actual Atlas Expedition Days, if any, in excess of the number of estimated Atlas Expedition Days in the Network-approved production budget that were used to compute the Projected Annual Fee for that Contract Year; plus

(b)	the product of (i) the Atlas Support Day Rate multiplied times (ii) the number of actual Atlas Support Days, if any, in excess of the number of estimated Atlas Support Days in the Network-approved production budget that were used to compute the Projected Annual Fee for that Contract Year; plus

(c)	the product of (i) the Atlas Tag Along Day Rate multiplied times (ii) the number of actual Atlas Tag Along Days, if any, in excess of the number of estimated Atlas Tag Along Days in the Network-approved production budget that were used to compute the Projected Annual Fee for that Contract Year; plus

(d)	the product of (i) the Atlas Expedition Day Rate multiplied times (ii) the number of days other than Atlas Expedition Days and Atlas Support Days during which OME is required to suspend its core search operations in order to undertake the following, it being agreed by OME that any such requests by JWM shall be accommodated by OME to the extent reasonably practicable: trips to port that JWM may request so that JWM may conduct its business; and/or marine transfers at sea requested by JWM (e.g., to effectuate film crew, “on camera expert” and equipment exchanges); plus

(e)	the product of (i) the Meal/Lodging Day Rate multiplied times (ii) the number of actual JWM Total Crew Days in excess of the number of estimated JWM Total Crew Days in the Network-approved production budget that were used to compute the Projected Annual Fee for that Contract Year.

6.	OME UNDERTAKINGS

Except to the extent limited, if at all, by the express provisions of Exhibit C attached hereto and incorporated by reference:

(a)	OME grants to JWM and its representatives permission during the Term to enter upon and make use, consistent with this Agreement, of the Odyssey Vessels and all real properties and improvements thereon (including OME’s home offices in Tampa, Florida) which are owned by, or under the control of, OME (collectively with the Odyssey Vessels, “OME Locations”), for the purpose of filming, videotaping, photographing, audio recording and otherwise depicting all or any part of the exterior and interior and contents of the OME Locations, including names, signs, trademarks, trade names, logos and other identifying insignia of the OME Locations, and any and all activities relating to the Atlas Expedition Series. Without limiting the generality of the foregoing, during the Term OME shall provide to JWM:

(i)	exclusive access to film all OME operations at the OME Locations and in any other locations JWM may determine are needed to complete filming for the Atlas Expedition Series (“exclusive access” means that JWM and its authorized representatives shall be the only third parties granted access to film the OME Locations and those persons working at or on the OME Locations for the purposes of this Agreement, i.e., consistent with the scope of the exclusivity granted JWM pursuant to, and subject to the limitations set forth in, Paragraph 7 below);

(ii)	if requested by JWM, assistance to enable JWM to access locations at which OME activities occur, if other than OME Locations;

(iii)	use of Odyssey Vessels and all necessary personnel, facilities and supporting equipment on the Odyssey Vessels, including but not limited to, direction of ROV’s and other technical support devices, meals and lodging for JWM crew members and storage of their equipment and gear aboard the Odyssey Explorer;

(iv)	use of approximate Prior Atlas Site Coordinates for location of each wreck site solely for use in production of the Atlas Expedition Series, it being agreed that these coordinates shall be treated as confidential information;

(v)	access to and fee free use of OME research materials relating to Prior Atlas Sites. JWM, in its sole discretion, shall select the specific Prior Atlas Sites to be explored each year in connection with the filming of the Atlas Expedition Series, subject to the operational requirements of OME, which OME must communicate to JWM as promptly as practicable;

(vi)	access to and fee free use of footage and materials found in (A) OME video archives of previously shot material of Prior Atlas Sites and other underwater sites that will be filmed as part of the Atlas Expedition Days, including, but not limited to, footage of the shipwrecks listed in Exhibit B attached hereto and incorporated herein by reference; and (B) OME historical research materials on Prior Atlas Sites filmed during Atlas Expedition Days; and

(vii)	the right to photograph, film and record the work of OME personnel, including conducting interviews with OME personnel, and the right to place fixed cameras on Odyssey Vessels to capture action and work of OME personnel as it occurs, it being agreed that such placement shall be made in consultation with OME and subject to OME approval solely with respect to safety issues and crew privacy in living quarters considerations, it being agreed that OME shall provide reasonable good faith assistance to JWM in obtaining all appearance releases, location agreements and other consents or releases of, or licenses from, third parties, in form and substance satisfactory to JWM, that JWM may reasonably request in connection with: (A) the appearance of anyone whom JWM may desire to depict in the Atlas Expedition Series (including, but not limited to, all OME agents, representatives, employees and contractors); and/or (B) the use of materials and/or locations which JWM desires to utilize in or in connection with the Atlas Expedition Series or its promotion.

(b)	JWM shall have the right to make such use of the OME Locations as may be reasonably required during the production of the Atlas Expedition Series, including the right to place all necessary personnel, facilities, vehicles and equipment on the OME Locations. OME further agrees that JWM shall be entitled to return to the OME Locations thereafter at mutually acceptable times during the Term, if and as required for re-takes, added scenes, still photography or other activity required in connection with the production, promotion or other exploitation of the Atlas Expedition Series and/or the Atlas Program Materials (defined below). In each instance, JWM agrees to remove its personnel, facilities, vehicles and equipment after completion of work and leave the OME Locations in substantially the same condition as when JWM entered upon the OME Locations. In case of equipment incompatibility where production equipment interferes with OME technology and ability to work, OME may require specific interfering equipment to be turned off, JWM and any crew assigned by JWM will abide by any safety regulations in effect at Odyssey Locations.

(c)	JWM will use reasonable care to prevent damage to the OME Locations, and to the extent any claims or demands result from any act or omission by JWM in connection with use of the OME Locations by JWM or its representatives, JWM will indemnify OME and all other parties who own or are lawfully in possession of the OME Locations, and hold each of them harmless from any claims and demands of any person or persons arising out of or based upon personal injuries, death or property damage suffered by such person or persons to the extent such injuries, death or property damage are proximately caused, in whole or in part, from any such act or omission. OME will use reasonable care to prevent damage to JWM equipment while at OME Locations, but will not be responsible for any equipment damages. JWM shall provide OME with proof of applicable liability insurance with a limit of no less than $1,000,000 per claim and $3,000,000 in the aggregate. This liability insurance will include coverage for negligence and willful misconduct.

(d)	OME will not be liable for any production delays caused by mechanical failures, weather or events beyond OME’s control and OME reserves the right to substitute personnel.

(e)	All film, videotape, still photographs and other visual and/or audio recordings or representations (e.g., studios sets or designs) of the OME Locations created by or for JWM are collectively referred to herein as the “JWM Location Materials”. JWM and its successors, licensees and assigns shall be the sole and exclusive owner of the JWM Location Materials with the right for the full period of copyright, including all extensions and renewals thereof, and thereafter in perpetuity, throughout the universe, to use and re-use, an unlimited number of times, all or any part of the JWM Location Materials for the purpose of making and producing television programs and other works, and advertising, publicizing and exploiting the same, by all means and in all media, whether now known or hereafter devised, and to authorize others so to do; provided, that JWM’s rights with respect to JWM Location Materials are subject to the terms of Exhibit C attached hereto and incorporated herein by reference. OME shall not have any right of action against JWM or any other party arising out of any use of the JWM Location Materials except to the extent JWM or such other party uses the same in violation of this Agreement.

7.	EXCLUSIVITY

During the Term, OME shall not itself distribute, promote, exhibit or otherwise exploit, nor authorize any party (other than JWM and its successors, licensees and assigns), to distribute, promote, exhibit or otherwise exploit, in any media anywhere in the world, any non-fiction programming about OME’s research and recovery operations anywhere in the world except for Permitted OME Programming.

8.	FIRST NEGOTIATION RIGHT

The following shall apply during the [***] ([***]) month period (the “First Negotiation Period”) commencing upon the expiration or any sooner termination of the Term, excluding any sooner termination of the Term pursuant to the exercise of OME’s Rejection Right [it being agreed that, in such event, this Paragraph 8 shall not apply and the parties’ respective rights and obligations shall instead be governed by subparagraph 3(b) above]: If OME desires to exercise, or authorize others to exercise, the rights to produce, distribute, exhibit, promote and/or otherwise exploit in any media non-fiction programming (other than Permitted OME Programming) about OME’s research and recovery operations throughout the world, then OME shall give JWM written notice of such desire. Commencing upon JWM’s receipt of such notice there shall be a [***] ([***]) day period during which OME and JWM may negotiate in good faith for JWM to acquire any or all of such rights. If by the end of such negotiation period no agreement has been reached (it being acknowledged by JWM that OME is under no obligation to accept any proposal), or if at any time during such negotiation period JWM gives OME written notice that JWM declines to negotiate for such rights, then OME may negotiate and enter into agreements with third parties with respect thereto, provided that, except for Permitted OME Programming, no such non-fiction programming shall be distributed, promoted, exhibited or otherwise exploited in any media anywhere in the world prior to the expiration of the Term.

9.	OME ELEMENTS

(a)	“OME Elements” means, collectively: (i) OME’s names, trademarks, service marks, trade names, logos and slogans (collectively, “OME Brand Elements”); and (ii) all photographs, film and videotape described in Paragraph 9(c) below and all other film, video and audio recordings and still photographs in which OME activities, OME Locations and/or anyone or anything associated with OME activities or OME Locations are identifiable.

(b)	OME grants to JWM and its successors, licensees and assigns the irrevocable and perpetual right, at no additional cost to JWM, to incorporate the OME Elements in the Atlas Expedition Series and to use and authorize others to use the OME Elements in and in connection with the development, production, exhibition, distribution, marketing, advertising, promotion and exploitation of the Atlas Expedition Series in any and all media now known or hereinafter invented throughout the world, an unlimited number of times in perpetuity.

(c)	OME acknowledges and agrees that: (i) all photographs taken and footage filmed or videotaped by OME or in which OME holds the copyright in connection with Prior Atlas Sites or Atlas Expeditions during the Term shall be made available to JWM at no additional cost to JWM for use in the Atlas Expedition Series only; (ii) such videotape and filmed footage shall be provided to JWM formatted on computer hard drives or in such other hard drive media format available to OME which will be compatible with JWM’s editing equipment; and (iii) such film and videotape to which JWM shall be given free access shall include OME’s footage of Atlas Expeditions. Nothing herein shall be construed so as to require OME to produce any photographs or video footage in any form other than in the original form produced.

(d)	The OME Elements and all intellectual property rights associated therewith, including, but not limited to, all copyrights, are and shall remain the sole and exclusive property of OME, subject only to the rights of JWM and its successors, licensees and assigns to use the OME Elements in accordance with this Agreement.

(e)	OME expressly reserves the following rights with respect to the OME Elements and stories of OME’s discovery, investigation and recovery of High Value Sites (defined in Exhibit C attached hereto) (the “OME High Value Site Shipwreck Stories”):

(i)	the exclusive right to exploit dramatic (i.e., scripted) theatrical motion pictures, television movies and television mini-series about the OME High Value Site Shipwreck Stories, provided that no such production shall be released or exploited in any media prior to six (6) months after the Network’s initial telecast of the Atlas Expedition Series episode in which the applicable OME High Value Site Shipwreck Story is first presented;

(ii)	the exclusive right to create, manufacture, distribute and sell any merchandise that utilizes OME Brand Elements;

(iii)	the exclusive right to create, manufacture, distribute and sell any merchandise that is related to OME High Value Site Shipwreck Stories. and

(iv)	the exclusive right to create, publish and sell print publications that include text, still photographs and/or still illustrations relating to OME High Value Site Shipwreck Stories, including, but not limited to, the exclusive right to authorize the publication of books and magazine articles about the OME High Value Shipwreck Stories (“High Value Site Print Publishing Rights”), provided that JWM and its successors, licensees and assigns shall have the non-exclusive right to exercise High Value Site Print Publishing Rights for purposes of advertising and promoting the Atlas Expedition Series.

(f)	All rights not expressly granted to JWM hereunder are specifically reserved to OME, and JWM shall not use or authorize others to use the OME Elements except as expressly provided for in this Agreement, it being agreed that:

(i)	JWM’s rights with respect to any Atlas Program Materials that depict or include OME Elements or any part of the Atlas Expedition Series that depicts or includes OME Elements shall be subject to Exhibit C attached hereto; and

(ii)	if there shall exist any conflicts between the provisions of this Paragraph 9 and those of the attached Exhibit C, the latter shall prevail, provided that the provision(s) of this Paragraph 9 affected shall be curtailed, limited or eliminated only to the extent necessary to remove such conflict, and as so modified, this Paragraph 9 shall continue in full force and effect.

10.	ATLAS PROGRAM MATERIALS

(a)	Subject to the provisions of Paragraph 9 above and Exhibit C attached hereto, JWM and its successors, licensees and assigns shall solely and exclusively own all rights of every kind and nature (including, but not limited to, all copyrights) in perpetuity and throughout the universe in all media, whether now known or hereafter devised, in all the Atlas Expedition Series and all episodes thereof, the titles thereof, and all elements, components and materials contained in the Atlas Expedition Series, including, but not limited to, all materials of any kind generated, created, developed, prepared, produced, edited and/or furnished for the Atlas Expedition Series and all film, videotape, still photographs and other visual and/or audio recordings or representations (e.g., studios sets or designs) created by or with the authorization of JWM (collectively, “Atlas Program Materials”). Without limiting the generality of JWM’s rights under the foregoing, but subject to the provisions of Paragraph 9 above and Exhibit C attached hereto, JWM and its successors, licensees and assigns shall have the right at any time or times to exhibit, use, reuse or license others to exhibit, use, reuse and/or otherwise exploit the Atlas Expedition Series or any parts thereof and alter, modify or edit the recordings of the Atlas Expedition Series or any parts thereof or create any derivative works therefrom, and to exhibit, use and/or reuse the Atlas Expedition Series, portions thereof and recordings thereof over any facilities of any type whatsoever, whether on a connected (i.e., network) or non-interconnected (i.e., syndicated) or satellite basis, or any other basis, whether now known or hereafter devised, and in any media, whether now known or hereafter devised, or in any form whether now known or hereafter devised, an unlimited number of times throughout the universe and forever, including, but not limited to, interactive television, CD-ROMs, computer services and the Internet. Any parts of the Atlas Expedition Series, any altered, modified or edited recordings of the Atlas Expedition Series or parts thereof and any derivative works of any of the foregoing shall all be considered to be the Atlas Expedition Series for purposes of this Agreement. The days and times on which Atlas Expedition Series may be exhibited, the duration of the Atlas Expedition Series and the titles, formats, content and all other elements, components and characteristics thereof shall be designated, and may be changed, by JWM and its successors, licensees and assigns from time to time in their sole discretion. Notwithstanding the foregoing, and as described in Exhibit C attached hereto, OME retains all rights to footage that is not the subject of this Agreement.

(b)

The Atlas Expedition Series, including the Atlas Program Materials, may be registered for copyright in the name of JWM or its designee. JWM and its successors and assigns may change, alter, add to, subtract from, or rearrange all or any part of the Atlas Expedition Series, or combine it with any other material, as JWM and its successors and assigns see fit. OME waives any and all so-called moral rights, or any similar rights, of authors in the Atlas Expedition Series. Neither the expiration of this

Agreement in its normal course nor its sooner termination for any reason shall affect the ownership by JWM and its successors and assigns of the Atlas Expedition Series and Atlas Program Materials or alter any warranty, representation, covenant or undertaking on the part of OME hereunder.

(c)	Notwithstanding anything contained in subparagraphs (a) and (b) above: (i) JWM’s rights with respect to any Atlas Program Materials that depict or include OME Elements or any part of the Atlas Expedition Series that depicts or includes OME Elements shall be subject to Paragraph 9 hereof and Exhibit C attached hereto; (ii) if there shall exist any conflicts between the provisions of this Paragraph 10 and those of the attached Exhibit C, the latter shall prevail, provided that the provision(s) this Paragraph 10 affected shall be curtailed, limited or eliminated only to the extent necessary to remove such conflict, and as so modified, this Paragraph 10 shall continue in full force and effect.

11.	CREDIT

Provided that OME performs all of OME’s material obligations hereunder and is not in breach hereof, and subject to the Network’s guidelines, OME shall be accorded an on-screen “Special Thanks” credit on a separate card at the beginning of the end titles of the Atlas Expedition Series in a size of type and on-screen duration no less than size of type and on-screen duration of JWM’s production company credit. All other matters with respect to such credit shall be determined by JWM in its sole discretion. No casual or inadvertent failure by JWM, nor any failure by any third party, to accord such credit shall be deemed a breach of this Agreement by JWM. Upon receipt of written notice from OME of a failure to accord OME credit as required in accordance with this Agreement, JWM shall undertake reasonable efforts to correct such failure on a prospective basis only.JWM shall accord a credit to OME in connection with the Atlas Expedition Series.

12.	DVD COPIES OF ATLAS EXPEDITION SERIES

Upon OME’s request and subject to the DVD distributor’s and the Network’s approval, OME may purchase a reasonable number of DVDs of completed episodes of the Atlas Expedition Series at cost to use as promotional premiums and giveaways.

13.	SPONSORSHIP

(a)	OME will not accept (except from JWM or the Network) or pay any money, service, or other valuable consideration for the inclusion of any matter in the Atlas Expedition Series or for the endorsement of any person, product or service in the Atlas Expedition Series without the approval and at the direction of JWM.

(b)	As between OME and JWM, JWM shall have the sole and exclusive right to enter into and control any sponsorship and in-program advertisements with respect to the Atlas Expedition Series; provided that JWM shall not enter into any product placement, product integration or product trade-out agreements or other such similar arrangements that depicts or includes OME Elements and/or OME Locations in connection with the Atlas Expedition Series (collectively, “Product Integration Deals”) without OME’s approval, which approval may be withheld by OME only if such integration would negatively affect OME’s operations or the safety of OME’s personnel.

(c)	JWM and OME shall each be entitled to receive [***] percent ([***]%) of one hundred percent (100%) of all cash payments, if any, actually received and earned by either JWM or OME from Product Integration Deals net of all direct, verifiable out-of-pocket third party costs (e.g., third party fees and commissions, costs incurred in connection with managing the approval process, collecting and wrangling the physical items needed and working with camera crew and post-production to execute the integration/product placement; and any share of such monies retained by the Network).

14.	ADJUSTED GROSS REVENUES PARTICIPATION

OME shall pay to JWM fifty percent (50%) of the Adjusted Gross Revenues (as defined, computed, accounted for and paid in accordance with Exhibit E attached hereto and incorporated by reference) from each of the following:

(a)	the creation, manufacture, distribution and sale of any merchandise related to the Atlas Expedition Series (excluding goods and services that utilize the names, likenesses or other characteristics of High Value Sites ) (“Atlas Expedition Series Merchandising”);

(b)	the publication, licensing and sale of print publications in any format now known or hereafter developed (including, without limitation, books, magazines and newsletters and customary subsidiary rights such as e-newsletters or other online publications, paperback reprints, book club publications, audio recordings, etc.) that include text, still photographs and/or still illustrations connected to stories presented in the Atlas Expedition Series (excluding stories connected to High Value Sites) (“Atlas Expedition Series Print Publications”); and

(c)	the development, production, distribution, marketing, promotion and other exploitation in any and all media of dramatic (i.e., scripted) theatrical motion pictures, television movies, television mini-series and other scripted television productions connected to stories presented in the Atlas Expedition Series (excluding productions based on OME High Value Site Shipwreck Stories) (“Atlas Expedition Series Scripted Productions”), it being agreed by OME that no Atlas Expedition Series Scripted Production shall be released or exploited in any media prior to six (6) months after the Network’s initial telecast of the Atlas Expedition Series episode in which the applicable story is first presented;

15.	NO INJUNCTIVE RELIEF

It is expressly understood and agreed that in the event JWM breaches any provision of this Agreement, the damage, if any, caused OME thereby will not be irreparable or otherwise sufficient to entitle OME to injunctive or other equitable relief. OME acknowledges that OME’s rights and remedies in any such event shall be strictly limited to the right, if any, to recover damages in an action at law, and OME shall not be entitled by reason of any such breach to rescind this Agreement, or to restrain JWM’s exercise of any of the rights granted to JWM hereunder, or to enjoin or restrain the production, exhibition, distribution or other exploitation of the Atlas Expedition Series or Atlas Program Materials, or any advertising, publicity or promotion in connection therewith.

16.	CONFIDENTIALITY

(a)	Each party agrees that it shall not disclose the terms of this Agreement to any third party except: (i) to the extent necessary to comply with law or the valid order of a court of competent jurisdiction or government agency, provided such party notifies the other party of said law or order; or (ii) on a reasonable need-to-know basis to such party’s lawyers, accountants and other business representatives upon the express condition that such party shall in such cases secure said representatives’ agreement to comply with this confidentiality restriction.

(b)	Before JWM or the Network communicates material, non-public information regarding a High Value Site to any individual, including, but not limited to, their respective employees, agents, or representatives, JWM or the Network (as applicable) shall require such individual to execute and deliver to OME a confidentiality agreement (“Lock Down NDA”) similar to Exhibit F attached.

(c)	If the discovery of a High Value Site covered by a Lock Down NDA cannot be made public within five (5) months of discovery of a High Value Site, upon written request by the Network, OME will pay the Network for actual and documented costs associated with producing the episode which contains the footage of the High Value Site covered by the NDA, up to [***] Dollars ($[***]).

(d)	Upon OME’s buy back of the episode (“Buy Back Episode”) and footage associated therewith for that episode, OME will own all elements (including raw footage, edited material and any other material covered in the actual and documented costs paid by OME) and all rights to the footage and/or any project associated therewith related to the High Value Site.

(e)	All exclusivity provisions of this Agreement will apply for the Term or Freeze Period (if applicable) and OME may not exploit, sell or license the “Buy Back Episode” or its elements during the Term plus twelve (12) months following the Term.

(f)	If during the Term plus twelve (12) months following the Term, the High Value Site covered by the Lock Down NDA can be revealed publicly, the Network will have the right to purchase back from OME the footage and right related thereto for the same amount OME paid the Network for the buy back.

(g)	Upon expiration of the Term plus twelve (12) months, if OME publicly discloses discovery of the High Value Site related to the Lock Down NDA, OME will offer JWM and the Network first negotiation rights (pursuant to Paragraph 8 of this Agreement) to purchase the footage and rights related thereto from the High Value Site which is the subject of the Lock Down NDA.

17.	PUBLICITY

(a)	The initial press release announcing this Agreement and the Network Agreement shall require the written approval of OME, JWM and the Network.

(b)	Neither OME nor OME’s representatives shall issue any press releases nor make any other statements about OME’s involvement with the Atlas Expedition Series, JWM, the Network, their affiliates, sponsors, agents and/or employees in any media (including, but not limited to, any online or print communications) without JWM’s consent as to releases regarding JWM tradenames, marks, and/or logos; and without the Network’s prior written consent as to releases regarding the Network tradenames, marks or logos and/or the Atlas Expedition Series, as applicable. Notwithstanding the forgoing, JWM recognizes and acknowledges that OME will be required, by law, to publicly disclose all material events including final execution of this Agreement.

(c)	None of JWM, the Network, their affiliates, sponsors, agents or employees shall issue any press releases or promotion material which includes information and/or representations relating to a High Value Site including but not limited to location and/or potential monetary value which have not been publicly disclosed by OME.

(d)	Under no circumstances shall OME or any person or entity on OME’s behalf use or employ any of the names, marks or logos of JWM, the Network or any of its or their affiliates without the express written approval of JWM or the Network, as applicable.

(e)	It is expressly understood that OME crew members will wear standard uniforms and use safety equipment which may include OME logos.

18.	NO OBLIGATION TO PROCEED

Nothing contained herein shall in any way obligate JWM actually: (a) to film the Expeditions or use the JWM Location Materials, the OME Elements, or OME’s services or any of the results or proceeds of its services; (b) to produce, exhibit, distribute, telecast, advertise or otherwise exploit the Atlas Expedition Series; and/or (c) to otherwise exercise any of the rights granted to JWM hereunder.

19.	TERMINATION

Notwithstanding anything contained elsewhere herein:

(a)

OME reserves the right to terminate this Agreement if JWM is no longer the sole designated production company on the Atlas Expedition Series and/or if JWM materially breaches this Agreement, subject to subparagraph (c) below and the following: OME shall not have the right to terminate this Agreement on account of any breach of this Agreement unless: (i) OME has first made a written demand upon JWM to cure such breach, which written demand shall specify the provision(s) of this Agreement claimed to be breached, the reasons for such claim, the date such obligation or performance was to have been satisfied and any other identifying specifics; and (ii) JWM has failed to cure such breach within thirty (30) days after receipt of such written demand from OME.

(b)	JWM may terminate this Agreement at its discretion upon written notice to OME and, in the event JWM elects to terminate this Agreement for reasons other than OME’s breach or default, OME shall be entitled to receive compensation computed as follows:

(i)	the applicable Atlas Expedition Day Rate times the number of actual Atlas Expedition Days through the date of termination, pro-rated on an hourly basis for partial days;

(ii)	the applicable Atlas Support Day Rate times the number of actual Atlas Support Days through the date of termination, pro-rated on an hourly basis for partial days;

(iii)	the applicable Atlas Tag Along Day Rate times the number of actual Atlas Tag Along Days through the date of termination; plus

(iv)	the applicable Meals/Lodging Day Rate times the number of actual JWM Total Crew Days through the date of termination.

The payments described above shall be made to OME only after it is determined that payments are due OME in addition to those received up to the date of termination, and OME shall promptly refund to JWM any sums in excess of the payments described above paid up to the date of termination.

(c)	Any termination of this Agreement under any of the terms or provisions hereunder, or by reason of any legal right on the part of either party hereto, will not diminish, impair or otherwise affect the ownership by JWM and its successors and assigns of the Atlas Expedition Series and Atlas Program Materials and all rights herein granted by OME with respect to the use of OME Elements in and in connection with the Atlas Expedition Series and Atlas Program Materials, all of which shall be irrevocably vested in JWM and its successors and assigns.

20.	INDEPENDENT CONTRACTORS

OME acknowledges that its relationship with JWM is that of an independent contractor, and nothing herein contained shall constitute a partnership or joint venture between the parties hereto or constitute either party the agent of the other. Neither party hereto shall hold itself out contrary to the terms of this Paragraph and neither party hereto shall become liable for the representation, act or omission of the other contrary to the provisions hereof. Neither party hereto has any authority, express or implied, to assume or create any obligations on behalf of the other party. JWM crew members are not employees or contractors of OME and JWM is responsible for all necessary work visas and licenses for JWM crew members.

21.	ASSIGNMENT

JWM shall have the right to assign this Agreement and any or all of its rights or obligations hereunder, in whole or in part, to the Network. Upon such assignment, JWM shall be released of its obligations hereunder assigned. OME’s obligations hereunder are personal and unique in nature and OME may not assign this Agreement or any of its obligations or delegate any of its duties hereunder.

22.	NOTICES

All notices and other communications to be made or otherwise given hereunder shall be in writing and shall be deemed to have been given when the same are (a) addressed to the other party at the mailing address, facsimile number or email address indicated below, and (b) either: (i) personally delivered or mailed, registered or certified mail, first class postage-prepaid return receipt requested, (ii) delivered by a reputable private overnight courier service utilizing a written receipt or other written proof of delivery, to the applicable party, (iii) faxed to such party, or (iv) sent by electronic email. Any notice sent in the manner set forth above by mail shall be effective when received. The substance of any such notice shall be deemed to have been fully acknowledged in the event of refusal of acceptance by the party to whom the notice is addressed. Until further notice given in according with the foregoing, the respective addresses, fax numbers and email addresses for the parties are as follows:

OME:	JWM:

Odyssey Marine Exploration, Inc. 5215 West Laurel Street Tampa, FL 33607 Attention: Melinda MacConnel, General Counsel Fax: (813) 876-1777 Email: mmacconnel@shipwreck.net

JWM Productions, LLC

6930 Caroll Ave. Suite 600

Takoma Park, MD 20912

Attention: Bill Morgan & Jason Williams

Fax: (301) 891-1644

Email: billm@jwmprods.com & jasonw@jwmprods.com

With a copy to:

Wise Entertainment Law, LLC

7945 MacArthur Boulevard, Suite 202

Cabin John, MD 20818

Attention: Bob Wise

Fax: (301) 560-6338

Email: bwise@bwiselaw.com

23.	WARRANTIES AND REPRESENTATIONS

OME warrants and represents that:

(a)	OME is free to enter into this Agreement and has the full right and authority to grant to JWM and its successors, licensees and assigns the rights herein granted and is not subject to any obligation or disability which will prevent OME from keeping and performing all of its obligations hereunder;

(b)	No third party consent is required to enable JWM or its successors, licensees or assigns to use the OME Elements as described herein and such use will not violate or infringe upon the trademark, tradename, copyright, artistic and/or other rights of any third parties;

(c)	OME has not made nor will OME make any contractual or other commitment which would hinder the full performance of this Agreement and OME will not do, any act or thing which materially interferes with JWM’s and its successors’ and assigns’ enjoyment of, the rights granted and the services to be rendered by OME hereunder;

(d)	OME owns all of the rights herein conveyed to JWM and its successors and assigns free and clear of any liens, encumbrances or other third-party interests of any kind, there is no claim or litigation pending or threatened which would in any manner interfere with the full and complete enjoyment by JWM and its successors and assigns of the rights and privileges herein granted; and

(e)	OME either owns or, to the extent contemplated herein, controls the OME Locations and the OME Elements and has procured all necessary consents and permissions to permit JWM to exploit all of the rights and privileges with respect to the OME Locations and OME Elements granted herein.

24.	INDEMNIFICATION

Each party hereby agrees to indemnify, defend and hold harmless the other party and its employees, officers, directors, members, shareholders, partners, agents and representatives, and their respective successors, licensees and assigns, from and against any liability, claim, cost, damage, or expense (including costs and reasonable attorneys’ fees, whether or not in connection with litigation) arising out of or in connection with any third party claims arising in whole or in part out of a breach by the indemnifying party of any warranty, representation or agreement hereunder. A party that accepts tender of the defense of a third party claim under this Paragraph shall have the right to control the legal defense against any such third party claim, including the right to select counsel of its choice and to defend, compromise or settle such third party claim and any related demands or litigation. The tendering party may, however, at such tendering party’s sole cost and expense, be represented by counsel of its own choosing in connection with any such third party claim, and any related demand, or litigation. Such counsel will be in addition to the other party’s counsel and shall not interfere in any way with the other party’s counsel’s defense of such third party claim, or related demand or litigation. The obligations under this Paragraph shall survive the termination or expiration of this Agreement.

25.	MISCELLANEOUS.

(a)	All matters pertaining to this Agreement (including its validity, performance and breach) shall be governed by and construed and enforced in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely in the State of New York without regard to principles of conflict of laws. The parties agree to submit themselves to personal jurisdiction in the State of Florida with venue in Hillsborough County, Florida and waive any rights they might otherwise have to lack of personal jurisdiction and/or inconvenient forum.

(b)	Nothing contained herein shall require the commission of any act or the payment of any compensation which is contrary to any law, rule or regulation, including, but not limited to, the applicable labor laws, rules or regulations, if any. If there shall exist any conflicts between this Agreement and any such law, rule or regulations, the latter shall prevail; and the provision(s) hereof affected shall be curtailed, limited or eliminated only to the extent necessary to remove such conflict, and as so modified, this Agreement shall continue in full force and effect.

(c)	Each of the individuals signing this Agreement below represents that he is empowered to execute this Agreement on behalf of the party for which such individual is acting.

(d)	Paragraph headings are for the convenience of the parties only and shall have no legal effect or validity. This Agreement, including all attached Exhibits, constitutes the complete and binding agreement of the parties, superseding all prior understandings and communications, express or implied, oral or written, with respect to the subject matter hereof, and this Agreement shall not be modified or amended except by a subsequent writing signed by both parties hereto. This Agreement may be executed in counterparts, each of which shall be deemed an original, but both of which together shall constitute one and the same instrument. Any counterpart or other signature delivered by facsimile shall be deemed for all purposes as being a good and valid execution and delivery of this Agreement by that party.

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first written above.

ODYSSEY MARINE EXPLORATION, INC.		JWM PRODUCTIONS, LLC

By:	/s/ Mark D. Gordon	By:	/s/ William W. Morgan

Its:	President	Its:	Managing Partner

EXHIBIT A

2008 PROJECTED ANNUAL FEE

1. Total boat days for project:	[***]	[***] weeks * [***] vessels * 7 working days. Working schedule provides ship access [***]-[***], 2008 but does not limit access outside of these windows

2. Detail of Meal and Lodging chargebacks for film crew:

per day lodging charge per crew person:	$[***]

per day meal charge per crew person	$[***]

Per day: meal and lodging:	$[***]

SHIP CHARGES:

	# of Days	Daily Rate	Total

I. Atlas Expedition Days.	[***]	$[***]	$[***]

Meal and Lodging Charges for #1 above: [***] crew * $[***] per day	[***]	$[***]	$[***]

TOTAL: [***] days where Odyssey Explorer is used to explore old wrecks			$[***]

II. Atlas Support Days.	[***]	$[***]	$[***]

Meal and Lodging Charges for #2 above: [***] crew * $[***] per day	[***]	$[***]	$[***]

TOTAL: [***] days where Odyssey Explorer is used as only shooting platform to support work done in primary [***] days. JWM is making frequent requests of Odyssey for filming purposes during this period			$[***]

A1

III. Atlas Tag Along Days	[***]	$[***]	$[***]

Meal and Lodging Charges for #3 above: [***] crew * $[***] per day	[***]	$[***]	$[***]

TOTAL: [***] days where film crew is filming Odyssey’s operations and making intermittent requests of Odyssey for the purpose of filming their operations			$[***]

IV. Marine Transfer and Marine-to-Port days where Odyssey needs to go to port at the request of the film crew, or must perform a marine transfer at the request of the film crew. Covers days where chase boat cannot execute marine transfer due to weather.	[***]	$[***]	$[***]

Meal and Lodging charges for #4 above: [***] crew * $[***] per day	[***]	$[***]	$[***]

TOTAL: [***] days for JWM-requested Marine transfers and Marine-to-Port trips			$[***]

GRAND TOTAL: ALL GOODS AND SERVICES PAID TO OME ON SERIES:	[***]		$2,117,000.00

A2

EXHIBIT B

PRIOR ATLAS SITES (as of May 12, 2008)

As of May 12, 2008, the Prior Atlas Sites consist of the following:

B-1.	[***] [***] Site: [***] Artifacts: [***]

B-2.	[***] [***] Site: [***] Artifacts: [***]

B-3.	[***] [***] Site: [***] Artifacts: [***]

B-4.	[***] [***] Site: [***] Artifacts: [***]

B-5.	[***] [***] Site: N/A Artifacts: N/A

B-6.	[***]

B-1

[***] Site: [***] Artifacts: None retrieved to date.

B-7.	[***] [***] Sites: [***] Artifacts: None retrieved to date.

B-8.	[***] [***] Site: [***] Artifacts: None retrieved to date.

B-9.	[***] [***] Site: [***] Artifacts: [***]

B-10.	[***] [***] Site: [***] Artifacts: None retrieved to date.

B-11.	[***] [***] Site: [***] Artifacts: [***].

B-12.	[***]

B-2

EXHIBIT C

FOOTAGE OWNERSHIP, USE AND RESTRICTIONS

This Exhibit C shall constitute a part of that certain Expedition Agreement (the “Underlying Agreement”), dated May 15, 2008, by and between JWM Productions, LLC and Odyssey Marine Exploration, Inc. relating to the production and exploitation of programming about OME’s operations. This Exhibit C shall be deemed fully incorporated in the Underlying Agreement, and this Exhibit C and the Underlying Agreement are collectively referred to herein as “this Agreement.” All terms used in this Exhibit shall, unless expressly provided to the contrary herein, have the same respective meanings as set forth in the Underlying Agreement. Unless expressly provided to the contrary herein, to the extent that any provision of this Exhibit C conflicts with any provision of the Underlying Agreement, the provisions of this Exhibit C shall control.

C-1.	GENERAL UNDERSTANDING

(a)	OME and JWM recognize and acknowledge that it is the interests of OME, JWM and the Network, and it is the intent of this Agreement, that JWM and the Network will have the ability to release footage from all sites visited during Atlas Expeditions (“Atlas Sites”), including “High Value Sites” (defined below), as soon as possible. The parties also agree that JWM and its successors, licensees and assigns (including the Network) (collectively, the “Permitted Users”) shall have full ability to exploit the footage filmed at Prior Atlas Sites, and such footage and the information contained therein is not subject to the terms for “Restricted Footage” set forth below.

(b)	The parties agree that, except in the instance of a “High Value Site” discovery or a “Covert Discovery” (as the foregoing terms are defined below), JWM and the other Permitted Users will have perpetual, worldwide rights to use (i) all footage filmed by JWM during the “full rate” Atlas Expedition Days, and (ii) the topside footage filmed on Atlas Support Days and Atlas Tag Along Days during the rest of each Atlas Expedition and on any days added to Atlas Expeditions in accordance with the terms below.

C-2.	HIGH VALUE SITES

(a)	OME agrees to give JWM written notice within [***] of site discovery that a particular site will be considered a “High Value Site”. A High Value Site is a shipwreck or other site at which OME makes a valuable discovery for which it may file an admiralty arrest. OME will make all reasonable efforts to file an admiralty arrest within [***] from and after the date on which artifacts from a High Value Site are delivered to OME’s offices in Tampa, Florida. The parties understand and acknowledge, however, that for reasons related to the security of the site or OME’s legal interest in the site, OME may elect to delay arrest of a High Value Site. In any event, OME will file an admiralty arrest of each High Value Site as soon as OME’s legal counsel determines that such a filing is in the best interest of OME.

(b)	In the event that JWM has filmed footage from a High Value Site, and after learning that it is a High Value discovery, JWM in its sole discretion, decides not to film the rest of the recovery, then OME shall credit JWM for ship time at the applicable rate for the Atlas Expedition Days, Atlas Support Days and/or Atlas Tag Along Days for the period commencing on the date on which the High Value Site was first filmed and ending on the date upon which OME gives JWM written notice that the site will be considered a High Value Site.

C-3.	RESTRICTED FOOTAGE

(a)	All footage of the High Value Sites or footage recorded topside during their discovery (“High Value Site Footage”) may be used by JWM and other Permitted Users in full and without blurring or footage embargo to the full extent permitted by the Agreement, subject only to the following:

(i)	OME will have the right to review the so-called “rough assembly” (i.e., a version of a program that has been edited by JWM but has not yet been submitted to the Network for “rough cut” review) of each episode of the Atlas Expedition Series (a “Rough Assembly”) solely for the purpose of determining if the use of the footage contained in the Rough Assembly could jeopardize the security of any High Value Site and/or OME’s legal interest in the Site.

(ii)	Prior to the expiration of the [***] period commencing upon delivery to OME’s General Counsel of a viewing copy of the Rough Assembly (the “Review Period”), time being of the essence, OME will give JWM written notice (a “Rough Assembly Notice”) specifying in reasonable detail any footage in the Rough Assembly which, in OME”s reasonable judgment, could jeopardize the security of a High Value Site and/or OME’s legal interest in a High Value Site (“Restricted Footage”). OME’s failure to give JWM a Rough Assembly Notice prior to expiration of the Review Period shall constitute OME’s acknowledgment that the footage contained in the Rough Assembly does not contain Restricted Footage.

(iii)	JWM will edit out, blur or otherwise render unrecognizable the Restricted Footage identified with reasonable specificity in the Rough Assembly Notice, provided that: (A) JWM will have the right to limit the amount of footage to be removed, blurred or otherwise rendered unrecognizable to that which most narrowly satisfies OME’s concerns; and (B) JWM shall not be required to edit out, blur or otherwise render unrecognizable footage with respect to which OME makes a public disclosure of any kind about the information revealed.

Except as set forth in clauses (a)(i), (ii) and (iii) above and Paragraph C-4 below, all High Value Site Footage may be released to JWM and the other Permitted Users for their use and exploitation to the fullest extent permitted in accordance with the terms of this Agreement and the Network’s related agreement with JWM, and JWM and other Permitted Users shall have sole and absolute discretion over the creative content of the Atlas Expedition Series and each episode thereof (including but not limited to themes, featured events, story line, timeline, sequence of events, etc.).

(b)	All information in any public filing (admiralty arrest files or otherwise) which has not been the subject of a court ordered seal relating to the discovery of a High Value Site may be broadcast and otherwise exploited by the Permitted Users to the full extent permitted by this Agreement.

C-4.	COVERT DISCOVERY

In the event that OME discovers an underwater site which OME determines that it does not want to be disclosed (“Covert Discovery”), then, within [***] of the discovery, OME will give JWM written notice that the Covert Discovery may not be part of a storyline for the Atlas Expedition Series. In that event, the Atlas Expedition Series will not include any footage of the Covert Discovery and, if JWM has recorded footage of the Covert Discovery which may not be used, JWM will, at its election, receive either (a) credit for ship time at the applicable rate for the Atlas Expedition Days, Atlas Support Days and/or Atlas Tag Along Days during which the Covert Discovery was filmed or (b) a commensurate number of Atlas Tag Along Days at no additional cost.

C-5.	PUBLIC COMPANY DISCLOSURES

JWM acknowledges that OME is a public company subject to the Securities Act of 1934, as amended (the “Act”), and the rules and regulations of the Securities and Exchange Commission (“SEC”). Nothing contained in this Agreement shall be construed to preclude OME from making prompt and accurate disclosure of information as required by the Act or the SEC rules and regulations.

C-6.	FOOTAGE OWNERSHIP AND USES

Any footage filmed during Atlas Expeditions will either be owned exclusively by JWM and its successors and assigns, or subject to a fee-free license to JWM and the other Permitted Users, in accordance with the following:

(a)	Underwater Footage

(i)	Expedition Days

(A)	JWM and its successors and assigns will own all ROV and other underwater footage, including all standard definition (“SD”) footage and all high definition (“HD”) footage, shot on Atlas Expedition Days (collectively, “Expedition Day Underwater Footage”), if any, regardless of whether the applicable footage was shot by OME, JWM or a third party.

(B)	OME will have the right to request from the Network use of selected clips of Expedition Day Underwater Footage for Permitted OME Programming.

(C)	OME may keep copies of the SD footage as part of its archaeological records and copies of the HD footage to pull “selects” for JWM’s and the Network’s approval as set forth in subparagraph (B) above. For clarity, OME may not broadcast or authorize third parties to broadcast the SD footage in any media without prior written approval of the Network.

(ii)	Support Days and Tag Along Days

(A)	OME will own all ROV footage shot by OME on Atlas Support Days and Atlas Tag Along Days (collectively, “Non-Expedition Day ROV Footage”).

(B)	OME hereby grants to JWM and its successors, licensees and assigns the non-exclusive right and license, at no cost to JWM or the other Permitted Users, to incorporate Non-Expedition Day ROV Footage in the Atlas Expedition Series and to use and authorize others to use Non-Expedition Day ROV Footage as incorporated in the Atlas Expedition Series in the distribution, sale, licensing, marketing, advertising, promotion, exhibition and other exploitation of the Atlas Expedition Series in all markets and media (whether now known or hereafter developed), throughout the universe, in perpetuity. OME agrees that OME may not exploit or authorize others to exploit footage aired in the Atlas Expedition Series during the Four Year Exclusivity Period without the written permission of the Network. JWM must provide OME with a document containing specific time codes (i.e. EDL – Edit Decision List) that documents all OME owned footage to be used in the Atlas Expedition Series.

(b)	JWM Atlas Topside Footage

(i)	JWM and its successors and assigns will own all topside footage shot by JWM during Atlas Expeditions (“JWM Atlas Topside Footage”), provided that if the footage depicts a High Value Site or Covert Discovery, or contains OME trade secrets, or contains any OME Elements, neither JWM nor the Network will have the ability to license or authorize use of such footage by non-Network third parties for use in commercials or advertisements (other than in commercials and advertisements for the Atlas Expedition Series).

(ii)	OME will have the right request from the Network use of selected clips of JWM Atlas Topside Footage for Permitted OME Programming.

(c)	Other Footage: OME will have the right to request from the Network use of selected clips of any other footage or CGI shot by JWM in conjunction with the Atlas Expedition Series for Permitted OME Programming, provided that JWM and the Network will have the right to review and approve the clips used by OME for such purposes.

(d)	Use of Atlas Expedition Series Footage: Any footage from the completed Atlas Expedition Series not owned by OME may only be used with JWM’s and the Network’s approval and with the Network’s logo. Footage owned by OME and used in the Atlas Expedition Series may be exploited by OME after the conclusion of the Four Year Exclusivity Period.

C-7.	STILL PHOTOGRAPHS

(a)	All still photographs taken during the Term, other than photographs taken by JWM, will be owned by OME

(b)	Still photographs taken by JWM are subject to the same terms of use as those set forth above pertaining to use of footage (for example, such still photographs may be restricted in the manner set forth above for Restricted Footage).

Exhibit D

RIGHTS OF FIRST NEGOTIATION AND FIRST REFUSAL

D-1.	Right of First Negotiation: If OME desires to dispose of or exercise any right to which JWM has been granted a right of first negotiation or first refusal (the “Offered Right”), whether directly or indirectly, then OME shall give notice to JWM of such desire. Commencing upon JWM’s receipt of such written notice there shall be a [***] ([***]) day period in which OME and JWM may negotiate in good faith for such Offered Right. If by the end of such negotiation period no agreement has been reached or if at any time during such negotiation period JWM gives OME notice that JWM declines to negotiate for such Offered Right, then OME shall be free to negotiate elsewhere with respect to such Offered Right, subject to JWM’s right of first refusal set forth in Paragraph D-2 below.

D-2.	Right of First Refusal:

(a)	If with respect to the Offered Right JWM declines to negotiate or there is no agreement pursuant to JWM’s right of first negotiation as set forth in Paragraph D-1 above, and with respect to the Offered Right OME makes and/or receives any bona fide offer that OME proposes to accept and that contains any financial terms less favorable to OME than the corresponding financial terms in OME ‘s last offer to JWM and/or that changes any other material element of OME’s last offer to JWM, OME shall give notice to JWM of such offer specifying the particulars thereof, including any Offered Rights that are the subject of such offer, the name and address of the offeror, the proposed financial terms, and all other material terms of such offer. During the period of [***] ([***]) business days after receipt of said notice (the “Reconsideration Period”), JWM shall have the exclusive option to license or acquire, as the case may be, the particular Offered Right(s) referred to in such offer, upon the same financial terms and other terms set forth in such notice (“JWM’s Purchase Option”), it being agreed that in no event shall JWM be required to meet any term or condition which cannot be met as easily by JWM as by any other offeror (such as the required employment of a particular individual whose services are exclusive to such offeror).

If JWM elects to exercise JWM’s Purchase Option, JWM shall notify OME of the exercise thereof within the Reconsideration Period; JWM and OME shall then promptly execute written agreements conveying to JWM such Offered Right(s). If JWM does not elect to exercise JWM’s Purchase Option, OME shall be free to accept said bona fide offer (but only upon the terms and conditions specified in such bona fide offer); provided, however, if any such proposed offer is not confirmed in writing within [***] ([***]) days following the expiration of the Reconsideration Period, JWM’s Purchase Option shall revive and shall apply to such proposed offer again and to each and every further offer or offers at any time received by OME relating to the particular Offered Right(s). JWM’s Purchase Option shall continue in full force and effect, upon all of the terms and conditions of these Paragraphs D-1 and D-2, so long as OME retains any right, title, or interest in or to the particular Offered Right(s).

Exhibit E

ADJUSTED GROSS REVENUES

(Atlas Expedition Series Merchandising, Atlas Expedition Series Print Publications

and Atlas Expedition Series Scripted Productions)

1. As used herein:

1.1 “Gross Revenues” shall mean all sums actually received by OME, its parents, subsidiaries and affiliates (to the extent that such entities are exploiting the applicable rights) from Atlas Expedition Series Merchandising, Atlas Expedition Series Print Publications and Atlas Expedition Series Scripted Productions, provided that Gross Revenues shall not include (i) any and all refunds, returns, credits, discounts, allowances, adjustments and/or profit participations (ii) any and all bad debt and/or credit card charges and expenses, and (iii) any and all taxes and/or shipping and/or handling charges.

1.2 “Adjusted Gross Revenues” shall mean Gross Revenues remaining after the deduction therefrom on a continuing basis of the following in the order set forth below:

(a) OME’s “Distribution Fees” as set forth below.

(b) OME’s “Distribution Expenses” as set forth below.

(c) OME’s “Special Expenses” as set forth below.

1.3 OME’s “Distribution Fees” shall be OME’s customary distribution fees in connection with the exploitation of Atlas Expedition Series Merchandising, Atlas Expedition Series Print Publications and Atlas Expedition Series Scripted Productions in any and all media, provided such Distribution Fees shall not exceed 30% of Gross Revenues. In the event that OME engages the services of an unaffiliated third-party subdistributor in connection with the exploitation of its rights, then in lieu of the aforesaid Distribution Fee(s), OME may retain a fee in the amount of ten percent (10%) of Gross Revenues.

1.4 OME’s “Distribution Expenses” shall include all costs, charges and expenses incurred by OME in connection with distributing, advertising, promoting, and exploiting the applicable Atlas Expedition Series Merchandising, Atlas Expedition Series Print Publications and Atlas Expedition Series Scripted Productions (including, but not limited to, marketing costs, sales collateral, and retail and promotion costs), up to a maximum of ten percent (10%) of Gross Revenues.

1.5 OME’s “Special Expenses” shall mean, as applicable: (a) all reasonable, customary and verifiable costs and expenses associated with product development and bringing product to market (including, without limitation, cost of style guides, writers’ fees, etc.); (b) manufacturing expenses (including, but not limited to, cost of goods) and other production expenses (including, but not limited to, dubbing and all other costs of creating alternative versions of the Atlas Expedition Series; (c) consumer product regulatory expenses (including, but not limited to, trademark clearances, filings, registrations and maintenance); (d) launch costs, and e) marketing costs incurred by OME, including but not limited to advertising creative, production and space costs, commissions and other costs related to sale of product.

1.6 In calculating Adjusted Gross Revenues hereunder, Adjusted Gross Revenues from Atlas Expedition Series Merchandising, Atlas Expedition Series Print Publications and Atlas Expedition Series Scripted Productions will each be separately accounted for, and OME may not cross-collateralize revenue and expenses between or among Atlas Expedition Series Merchandising, Atlas Expedition Series Print Publications and/or Atlas Expedition Series Scripted Productions.

2. OME shall render to JWM periodic statements prepared by an authorized agent of OME showing, in summary form, the calculation of all Adjusted Gross Revenues pursuant to this Exhibit, which shall be accompanied by JWM’s share thereof, if any. Statements shall be rendered on a calendar quarter basis, within sixty (60) days after the end of the quarter, for the first two (2) years after the initial distribution of the Atlas Expedition Series Merchandising, Atlas Expedition Series Print Publications and/or Atlas Expedition Series Scripted Productions for which Gross Revenues are derived, and on a semi-annual basis thereafter, provided, however, that no statements need be rendered for any accounting period in which no Gross Revenues are received. Should OME make any overpayment to JWM hereunder for any reason, OME shall have the right to deduct the amount of such overpayment from any further monies owing to JWM hereunder, or may demand repayment from JWM, in which event JWM shall promptly repay the same to OME.

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3. JWM may, at its own expense, but not more than once each year, audit OME’s records relating to Atlas Expedition Series Merchandising, Atlas Expedition Series Print Publications and Atlas Expedition Series Scripted Productions at the offices of OME for the purpose of verifying the payments made to JWM hereunder. Any such audit shall be conducted only by a certified public accountant (subject to OME’s reasonable approval) during normal business hours upon reasonable prior written notice and shall not continue for more than thirty (30) consecutive days. JWM shall not have the right to examine, inquire into or object to any matter contained in any statement after the expiration of twenty-four(24) months from the date of mailing of the statement. JWM’s right to examine OME’s records shall be limited to those relating specifically to the Atlas Expedition Series Merchandising, Atlas Expedition Series Print Publications and Atlas Expedition Series Scripted Productions, and under no circumstances shall JWM have the right to examine records relating to OME’s business generally or to any other programs for the purpose of comparison or otherwise. In the event that an audit by JWM discloses an underpayment of more than ten percent (10%) to JWM, and such underpayment is not the subject of a good faith dispute, OME shall reimburse JWM for the reasonable costs of such audit.

4. OME shall not be considered a trustee, pledge holder, fiduciary or agent of JWM by reason of anything done or any money collected by it, and shall not be obligated to segregate receipts from the Atlas Expedition Series Merchandising, Atlas Expedition Series Print Publications and Atlas Expedition Series Scripted Productions from its other funds. OME shall not have any lien or other rights in or to the Gross Revenues or Adjusted Gross Revenues of the Atlas Expedition Series Merchandising, Atlas Expedition Series Print Publications and Atlas Expedition Series Scripted Productions, it being understood that the references thereto are intended solely for the purpose of determining the amount of monies payable to JWM hereunder, if any. OME shall have the complete authority to license, market and exploit the Atlas Expedition Series Merchandising, Atlas Expedition Series Print Publications and Atlas Expedition Series Scripted Productions and all rights therein, or to refrain from so doing, as it may choose in its sole discretion, and JWM acknowledges that OME is not in any way making any representations or guarantees of any kind whatsoever regarding the amount of Adjusted Gross Revenues which may be received from the exploitation of the Atlas Expedition Series Merchandising, Atlas Expedition Series Print Publications and Atlas Expedition Series Scripted Productions.

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Exhibit F

CONFIDENTIALITY AGREEMENT TEMPLATE

CONFIDENTIALITY AGREEMENT

This Confidentiality Agreement (the “Agreement”) is entered into as of             , 2008 by and between Odyssey Marine Exploration, Inc. (“Odyssey”) and                                         , whose principal address is                                                               (the “Recipient”).

WHEREAS Odyssey is in the business of locating and recovering shipwrecks; and

WHEREAS in order for Recipient to assist Odyssey in its search and recovery efforts related to the XXXXXX PROJECT (the “Project”), Odyssey has furnished or agrees to furnish Recipient with confidential, non-public information regarding the Project (the “Information”);

WHEREAS the parties agree that Information does not include information which (i) prior to delivery of such information was already in the possession of the Recipient; (ii) was or becomes generally available to the public other than as a result of disclosure by Recipient or in connection with a public relations/press campaign authorized by Recipient; (iii) becomes available to Recipient on a non-confidential basis from another source, provided that such other source is not bound by a confidentiality agreement with respect to such information; or (iv) was independently developed by Recipient and Recipient can show the same.

THEREFORE, in consideration of Odyssey’s disclosure of the Information, the Recipient agrees as follows:

PLEASE INITIAL EACH LINE.

A.                     The Recipient agrees that he/she will keep all information regarding the Project strictly confidential and that the Information will not, without the prior written consent of Odyssey, be disclosed by the Recipient in any manner whatsoever.

B.                     The Recipient understands that unauthorized disclosure of the Information is a violation of SEC rules and regulations and may subject the Recipient as well as Odyssey to fines, penalties and/or prosecution.

C.                     The Recipient understands that unauthorized disclosure of the Information may jeopardize Odyssey’s security and the security of the Project site and may cause significant financial damages to Odyssey.

D.                     The Recipient understands and agrees that before disclosing any Information regarding the Project to any individual, the Recipient will

1.	Obtain approval of Laura Barton, and

2.	Assure that the individual’s name to whom the information is to be disclosed is properly recorded by Odyssey’s General Counsel, Melinda MacConnel.

E.                     The Recipient agrees that if any Information is disclosed to any individual without Odyssey’s prior approval, the Recipient will immediately inform Melinda MacConnel of the identity of the person to whom the Information was disclosed and the nature of the information disclosed.

F.                     The Recipient understands and agrees that Odyssey desires to protect the Recipient and other authorized individuals who have access to the Information, but if the Recipient discloses any Information to any individual (including but not limited to spouses, friends, family members, or associates) without the prior authorization of Odyssey, Odyssey will not defend or indemnify the Recipient or the individual for any damages resulting from the unauthorized disclosure. In fact, Odyssey will have no choice but to seek damages against the Recipient and the individual.

G.                     The Recipient understands and agrees that he/she will not execute any trades in Odyssey’s securities or advise others regarding trading while he/she is in possession of, or has knowledge of, any Information.

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H.                     The Recipient further agrees and understands that should he/she disclose Information without prior approval of Odyssey, Recipient:

(a)	if an Odyssey employee, will be subject to immediate dismissal by Odyssey as well as forfeiture of any and all rights associated with employment including but not limited to wages, bonuses, stock options, insurance benefits, and any claims of any nature which the Recipient has or may have against Odyssey.

(b)	if a Consultant, will have any consulting agreement immediately terminated and will forfeit any and all rights thereunder as well as any and all claims of any nature which the Recipient has or may have against Odyssey.

RECIPIENT:

( )
Printed name	Signature	Phone number

Date

Fax signed copy to Melinda MacConnel, General Counsel, Odyssey Marine Exploration (813) 830-6609

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